UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2005

Mercury Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043
(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)
(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

On December 27, 2005, Mercury Interactive Corporation (the “Company”) announced that while it has made substantial progress in the completion of its previously announced restatement, the Company has requested an extension to the January 3, 2006 NASDAQ deadline in order to finish the significant volume of work required to be fully compliant with NASDAQ requirements for continued listing related to its financial restatements and SEC filings. The Company requested this extension from the NASDAQ Listing Qualifications Panel (the “Panel”) and will report the Panel’s response promptly after written notice of the response is received.

The Company also requested that, in the event the Panel does not grant the Company’s extension request and decides to delist the Company’s common stock from NASDAQ, the Panel will grant the Company the right to relist on an expedited basis under The NASDAQ National Market maintenance standards once the Company fulfills its filing requirement and demonstrates compliance with all other initial listing standards for The NASDAQ National Market.

The restatement of the Company’s financial statements is being undertaken as a result of the determinations made by the Company’s Special Committee of the Board of Directors reported on November 2, 2005, regarding stock option matters and loans to certain officers.

As previously disclosed, the NASDAQ Panel granted the Company an extension of time until January 3, 2006 in which to file its quarterly reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005, all required restated and other financial statements for previous periods, and to otherwise meet all necessary listing standards of The NASDAQ National Market. In making the grant, the Panel noted that it would not entertain further extension requests should the Company be unable to make its filings by the January 3, 2006 deadline, and that if the Company is unable to comply with the conditions for continued listing required by the Panel, the Company’s shares of common stock are subject to immediate delisting from The NASDAQ National Market.

A press release dated December 27, 2005, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

(c)       Exhibits

The following exhibit is furnished herewith:

99.1             Press release dated December 27, 2005

This exhibit is furnished with this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2005	MERCURY INTERACTIVE CORPORATION

By:	/s/ David J. Murphy

Name:	David J. Murphy
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 27, 2005